SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ---------------



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  August 17, 1995



                                 PUREPAC, INC.
               (Exact name of Registrant as specified in charter)


  Delaware                     2-87116                    04-2769995
(State or other          (Commission File No.)          (IRS Employer
jurisdiction of                                      Identification Number)
incorporation)



           200 Elmora Avenue, Elizabeth, New Jersey         07207
           (Address of principal executive offices)       (Zip Code)



     Registrant's telephone number, including area code:  (908) 527-9100

                             --------------------

Item 5.   Other Events


          On August 9, 1995, the Registrant executed a letter of intent with its majority stockholder, Faulding Holdings Inc. ("Faulding"), providing for Faulding (a) to exchange all of the capital stock of each of Faulding Puerto Rico, Inc., a Delaware corporation, Faulding Pharmaceutical Co., a Delaware corporation, and Faulding Medical Device Co., a Delaware corporation, each a wholly-owned subsidiary of Faulding (collectively, the "Acquired Companies"), for 2,253,521 shares of the Registrant's Common Stock, subject to adjustment as a result of changes in the net asset value of the Acquired Companies from June 30, 1995 through the closing date ("Share Exchange"), and (b) to purchase on the closing date of the Share Exchange for an aggregate purchase price of $15 million, 150,000 shares of a newly designated Class B Preferred Stock, which shall accrue dividends at the rate of 4.5 % per annum, have a liquidation preference of $100 per share, plus the amount of any accrued but unpaid dividends, and shall be convertible after the first anniversary of issuance, at the ratio of 10.433 for one, into shares of Purepac Common Stock.

          The proposed transactions described above are subject to a number of conditions, including, without limitation, the execution of definitive documentation, the approval of the Registrant's stockholders and other conditions to closing listed in the letter of intent. It is currently anticipated that the closing will occur on or about
December 31, 1995.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 17, 1995             PUREPAC, INC.
                                   (registrant)



                              By:  /s/ Richard F. Moldin
                                   ---------------------
                                   Richard F. Moldin
                                   President and Chief Executive Officer

                              INDEX TO EXHIBITS


Exhibit No.                     Description                           Page
-----------                     -----------                           ----
     1              Letter of Intent dated August 9, 1995               5
                    between Registrant and Faulding Holdings
                    Inc.

                                                                 EXHIBIT 1



                             FAULDING HOLDINGS INC.


                                       August 9, 1995


Purepac, Inc.
200 Elmora Avenue
Elizabeth, New Jersey 07207
Attention: Richard Moldin, Chief Executive Officer

Gentlemen:

     The purpose of this Letter of Intent is to set forth in principle the terms of:

     (i ) a proposed acquisition by Purepac, Inc., a Delaware corporation ("Purepac"), of all of the issued and outstanding capital shares of the following Delaware corporations (collectively, the "Faulding Companies"), each of which is a wholly owned subsidiary of Faulding Holdings Inc., a Delaware corporation ("Holdings"):

          (A)  Faulding Puerto Rico, Inc.,

          (B) Faulding Pharmaceutical Co. (formerly Faulding Hospital Products, Inc.),

          (C)  Faulding Medical Device Co. (formerly DBL Inc.); and

     (ii) the proposed sale by Purepac to Holdings of a newly designated class of preferred stock of Purepac.

     1. Terms of Transaction. Our current understanding of the proposed terms of such acquisition of the Faulding Companies and the issuance and sale of such preferred stock (collectively, the "Transaction") is set forth in the Memorandum annexed hereto as Exhibit A (the "Memorandum").

     2. Definitive Agreement. Our signatures on this Letter of Intent will constitute our mutual consent hereto and to the outline contained in the Memorandum. Following the signing of this Letter of Intent, we will complete negotiation of a definitive stock purchase agreement and a definitive preferred stock agreement (collectively, the "Definitive Agreements") and any other collateral agreements necessary and proper to effectuate the Transaction.


     3. Exclusivity. Neither party will negotiate with any third parties concerning the subject matter of the Transaction, or any part thereof, at any time prior to 5:00 p.m. Eastern

Standard Time on September 30, 1995, it being understood that the parties will use good faith efforts to execute the Definitive Agreements prior to such date. If Holdings and Purepac are unable to negotiate and execute the Definitive Agreements by the end of such period, either party, for any reason whatever, may terminate negotiations by written notice to the other parties, addressed to the address of such parties set forth herein. Notwithstanding the foregoing, following termination, neither party will have any continuing liability to the others hereunder, except for breaches occurring under Paragraphs 3, 4, 5, 6 and 8 hereunder.

     4. Limitation on Publicity. Purepac and Holdings will consult with each other before issuing any press release or otherwise making any public statements with respect to the Transaction and the matters contemplated hereby and none of them shall issue any such press release or make any such public statement without the prior consent of the other as to the content thereof, except as may be required by law.

     5. Expenses. Each of the parties hereto shall pay its own expenses incident to the Transaction and the matters contemplated hereby, including all fees of their respective attorneys, brokers or finders or financial advisers, whether or not the Transaction shall be consummated.

     6. Additional Information. Subsequent to the execution of this Letter of Intent, and in connection with the negotiation and preparation of the Definitive Agreements and related documents, Purepac shall have the right to continue to undertake a thorough and complete "due diligence" examination of the Faulding Companies. In connection therewith, Holdings shall continue to make available to Purepac all information relating to the Faulding Companies which Purepac may reasonably request. All non-public information so furnished by Holdings shall be held by Purepac in strict confidence.

     7. Notices. Any notice or other communication to be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, return receipt requested, as follows:

          If to Holdings, to:

          Faulding Holdings Inc.
          c/o  Faulding Inc.
          274 Riverside Drive
          Westport, Connecticut 06880
          Attention: Michael R. D. Ashton
                    Chief Executive Officer

          With a copy to:

          F. H. Faulding & Co. Limited
          160 Greenhill Road
          Parkside, South Australia 5063
          Attention: Company Secretary

          If to Purepac:

          Purepac, Inc.
          200 Elmora Avenue
          Elizabeth, New Jersey 07207
          Attention: Richard F. Moldin, Chief Executive Officer

     8. Intent of Parties. The agreements set forth in Paragraphs 3, 4, 5, 6 and 8 of this Letter of Intent shall be binding legal obligations of the parties hereto. The remaining portions of this Letter of Intent and the Memorandum are intended only as guidelines for the future negotiation of binding enforceable agreements and are not intended to and shall not constitute a binding legal obligation, which shall only arise upon the execution and delivery of the Definitive Agreements. While the concepts expressed in the Memorandum represent the mutual understanding of the parties to date, it is not intended that the specific language of those provisions shall not be negotiable, and the specific terms of the Definitive Agreements are finally subject to the mutual approval of all parties thereto. Nevertheless, this Letter of Intent and the Memorandum have been entered into in good faith and it is contemplated that the parties will continue to negotiate in good faith. This Letter of Intent shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely within such State.

     If the foregoing accurately reflects your understanding, please execute where indicated below and return to the undersigned.

                                       Very truly yours,

                                       Faulding Holdings Inc.


                                   By: /s/Michael R.D. Ashton
                                       ----------------------
                                       Michael R. D. Ashton
                                       Chief Executive Officer



Agreed and Accepted:
Purepac, Inc.

By: /s/Richard F. Moldin
    --------------------
    Richard F. Moldin
    Chief Executive Officer

                                  EXHIBIT A
                                  ---------
                                      to
                               Letter of Intent
                                 Purepac, Inc
                            Faulding Holdings Inc.

                 MEMORANDUM OF PROVISIONS OF DEFINITIVE AGREEMENTS
                 -------------------------------------------------

     The following is an outline of the provisions intended to be included in the Definitive Agreements. Defined terms in this Memorandum shall have the meanings ascribed in the Letter of Intent except as otherwise provided in this Memorandum.

     1.   The Transaction. At the closing (the "Closing") of the Transaction:

          (a) Purepac will acquire from Holdings all of the issued and outstanding shares of the capital stock of each of the Faulding Companies.

          (b) Holdings will purchase from Purepac for an aggregate of Fifteen Million Dollars ($15,000,000) One Hundred Fifty Thousand (150,000) shares of New Preferred Stock.

          It is anticipated that the Closing will occur on December 31, 1995.

     2. Preferred Stock. As used herein, the term " New Preferred Stock" shall mean a newly designated class of preferred stock of Purepac with rights and preferences substantially similar to the Class A Preferred Stock of Purepac, except that such New Preferred Stock:

          (a) shall have a stated and liquidation value of One Hundred Dollars ($100) per share,

          (b) shall bear dividends, cumulatively, at the rate of 4.5% per annum of the stated value, to be paid quarterly, and

          (c) at the option of the holder thereof, shall be convertible into shares of the common stock of Purepac, at a conversion rate bearing a premium of 8% over the share closing price described in paragraph 3 below.

     3.   Purchase Price.

          (a) The purchase price (the " Share Purchase Price") for the shares of the Faulding Companies shall be Twenty Million Dollars ($20,000,000), subject to adjustment at Closing for any variation in the Net Asset Value (excluding tax loss carryforwards) of the Faulding Companies between June 30, 1995 and the Closing Date.
          As of June 30, 1995, such estimated Net Asset Value (excluding tax loss carryforwards) is Seventeen Million Seven Hundred Thousand

          Dollars ($17,700,000). The Share Purchase Price shall be payable to Holdings at Closing by delivery of shares of the common stock of Purepac, valued at $8.875 per share, which represents the closing price of the common stock of Purepac as reported on the NASDAQ National Market at the close of business on the date of this Letter of Intent. Such shares shall not be registered under the Securities Act of 1933, as amended, provided, however, that Holdings shall be granted the right to request such registration, at Purepac's expense, at any time after one year following the issuance of such shares.

          (b) The purchase price for each share of the New Preferred Stock shall be the stated value thereof and shall be payable in full in cash by Holdings to Purepac against the issuance of such shares to Holdings at the Closing.

     4.   Additional Provisions.   The Stock Purchase Agreement, the
Preferred Stock Agreement, and all collateral documents shall contain, among other things, such terms, covenants, representations, warranties, disclosure provisions, conditions to Closing and indemnification provisions as are customary for a transaction of this size and type and as shall be negotiated and agreed upon between the parties, including, without limitation, the following conditions to Closing:

          (a) there shall be no material changes in the assets, business or financial condition of the Faulding Companies between the date of execution of the Definitive Agreements and Closing, without the consent of Purchaser;

          (b) all material and necessary approvals and consents of governmental authorities and other third parties to the transaction shall have been obtained;

          (c) the stockholders of Purepac, at a meeting of such stockholders to be held not later than January 6, 1996, shall have consented to and approved the Transaction in all material respects;

          (d) unless waived by Australian Stock Exchange Ltd., the stockholders of F.H. Faulding & Co. Limited, an Australian company, the sole stockholder of Holdings, prior to January 6, 1996, shall have consented to and approved the Transaction in all material respects; and

          (e) as of the date of Closing, all intercompany loans or other indebtedness of the Faulding Companies to Holdings shall have been converted by Holdings to equity in the Faulding Companies and there shall be no outstanding debt due and owing by any of the Faulding Companies to Holdings or any affiliate of Holdings.